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                                                                    Exhibit 5.2







                    [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]



                                 June 10, 1999



Prison Realty Trust, Inc.
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") by Prison Realty Trust, Inc., a Maryland corporation (the "Company"), of $100,000,000 aggregate principal amount of its senior notes maturing on June 1, 2006 (the "Notes") on its Registration Statement on Form S-3 (the "Registration Statement"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination and subject to the assumptions and qualifications set forth herein, we advise you that in our opinion:

         1.       The issuance and sale by the Company of the Notes has
                  been duly and validly authorized.
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Prison Realty Corporation
June 10, 1999
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         2.        When the Notes are duly established by the applicable
                   indenture instruments (collectively, the "Indenture") and issued and sold in accordance with applicable authorizations and agreements and as contemplated in the Registration Statement, the Notes will be duly authorized and constitute valid and binding obligations of the Company.





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Prison Realty Corporation
June 10, 1999
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         We understand that Stokes & Bartholomew, P.A. will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       Miles & Stockbridge P.C.



                                       By
                                          --------------------------------------
                                                Principal